Exhibit 3.1









                          AMENDED AND RESTATED

                                BY-LAWS

                                  OF

                      THE INTERGROUP CORPORATION

                     [Effective December 10, 2007]

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                              ARTICLE I.

                             SHAREHOLDERS

    Section 1.1 Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places, either within or without the State of Delaware, as shall be designated in the respective notices thereof.

    Section 1.2 Annual Meetings. The annual meeting of shareholders shall be held at such time and at such place as the Board of Directors by resolution shall determine for the purpose of electing directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

    Section 1.3 Special Meetings. Special meetings of the shareholders may be called at any time by the Chairperson, the President or the Board of Directors of the Corporation, or at the request in writing by shareholders owning at least one-third (1/3) of the issued and outstanding shares entitled to vote at such meeting, specifying the purpose or purposes for which such meeting is called.

    Section 1.4 Notice of Meetings. Written or printed notice stating the time and place of the meeting shall be delivered not less than ten nor more than sixty days before the date of any shareholders' meeting, either personally, by mail or any other method permitted by law, including electronic delivery or posting. Notice shall be at the direction of the Secretary (or any other officer designated for such purpose), to each shareholder of record entitled to vote at such meeting, except as otherwise required herein or by law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the record of shareholders of the Corporation, with postage thereon prepaid.

    In the case of special meetings, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called, and no other business shall be considered; but, in the case of an annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless such a statement is required by the General Corporation Law of the State of Delaware. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less then thirty days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

    Section 1.5 Voting Lists. At least ten days before each meeting of shareholders an alphabetical list of the shareholders entitled to vote at such-meeting or any adjournment thereof, with the address of and number of shares held by each, shall be prepared by or at the direction of the Secretary of the Corporation, which list shall be open to the inspection of any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholders during the whole time of the meeting.

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    Section 1.6  Quorum.  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders unless or except to the extent that the presence of a larger number may be required by law.

    The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less then a quorum.


    In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a vote of the majority of the shares voting on the motion to adjourn; and at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

    Section 1.7 Proxies. Shares may be voted either in person or by the shareholder's attorney-in-fact. Every proxy shall be in writing, subscribed by the shareholder or his duly authorized attorney-in-fact, but need not be dated, sealed, witnessed or acknowledged.

    Section 1.8 Voting of Shares. Each shareholder shall, except as otherwise provided in these By-Laws, be entitled to one vote for each share of stock standing in his or her name on the books of the Corporation on the record date for the meeting.

	The vote of majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the Certificate of Incorporation or By-Laws of this Corporation.

    All voting, except in the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a shareholder entitled to vote or by his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the presiding officer of the meeting.

    Shares of its own stock owned by the Corporation, directly or indirectly, through a subsidiary corporation or otherwise, or held directly or indirectly in a fiduciary capacity by it or by a subsidiary corporation, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares at a given time.


                                ARTICLE II.

                            BOARD OF DIRECTORS

    Section 2.1 General Powers. The business, property and affairs of the Corporation shall be managed by its Board of Directors which may exercise all the powers of the Corporation except such as are by the laws of Delaware or the Certificate of Incorporation or these By-Laws required to be exercised or done by the shareholders.

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    Section 2.2  Number and Term.  The number and term of directors constituting the Board shall be as set forth in the Certificate of Incorporation.

    Section 2.3 Qualification. Directors need not be residents of the State of Delaware or shareholders of the Corporation.

    Section 2.4 Election of Directors. Except as provided in Section 2.6, the successors to the directors whose terms expire shall be elected at the annual meeting of shareholders; and those persons who receive the highest number of votes shall be deemed to have been elected.

    Section 2.5 Removal. Any director may be removed at any time, with cause, by a vote of the shareholders holding a majority of the outstanding shares entitled to vote at an election of directors. If any directors are so removed, new directors may be elected at the same meeting.

    Section 2.6 Vacancies. Any vacancy occurring in the Board of Directors and any newly-created directorship resulting from any increase in the authorized number of directors may be filled by the affirmative vote of the directors then in office even though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

    Section 2.7 Compensation of Directors. Directors shall receive such reasonable compensation for their service on the Board of Directors or any committees thereof, whether in the form of a salary or fixed fee for attendance at meetings or in the form of a stock option or other type of incentive or compensation plan, or any of the foregoing, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from service in any other capacity and receiving compensation therefore.


                               ARTICLE III.

                          MEETINGS OF DIRECTORS

    Section 3.1 Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings.

    Section 3.2 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairperson or the President or any two directors. Such a meeting may be held either within or without the State of Delaware, as fixed by the person or persons calling the meeting.

    Section 3.3 Notice of Meetings. Regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least three days before the meeting, give notice thereof by any usual means of communication, including electronic mail. Such notice need not specify the purpose for which the meeting is called.

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    Section 3.4  Waiver of Notice.  Any director may waive notice of any meeting. The attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

    Section 3.5 Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

    Section 3.6 Participating in Meetings by Conference Telephone. Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

    Section 3.7 Manner of Acting. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

    Section 3.8 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her contrary vote is recorded or his or her dissent is otherwise entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

    Section 3.9 Presiding Officer and Secretary of Meeting. The Chairperson or, in his or her absence, the President or, in his or her absence, a member of the Board of Directors selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in his or her absence the presiding officer may appoint a secretary of the meeting.

    Section 3.10 Action by Consent Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting by written consent of all members of the Board or committee, as the case may be, and the written consent shall be filed with the minutes or proceedings of the Board or committee. Such written consents may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.



                                ARTICLE IV.

                                COMMITTEES

    Section 4.1 Committees of the Board of Directors. The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any

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absent or disqualified member or members removed from the committee. Such committees may include an Executive Committee, which, during the intervals between meetings of the Board, shall possess and may exercise all of the powers of the Board in the management of the business, property and affairs of the Corporation conferred by these By-Laws or otherwise, except as directed by the Board of Directors. Unless expressly authorized by resolution of the Board of Directors, no committee shall have the authority to amend the Certificate of Incorporation or these By-Laws, to adopt an agreement of merger or consolidation, to recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, to recommend a dissolution of the Corporation, to declare a dividend or to authorize the issuance of stock.

    Section 4.2 Removal. Any member of a committee may be removed at any time with or without cause by a majority of the Board of Directors then elected and serving as such.

    Section 4.3 Vacancy. Any vacancy occurring in a committee shall be filled by a majority vote of the Board of Directors then elected and serving as such.

    Section 4.4 Conduct of Business. A majority of the members of any committee shall constitute a quorum. The vote of a majority of the members of any committee present at any meeting at which a quorum is present shall be the act of such committee. Each committee may determine other procedural rules for meeting and conducting its business, including provisions for adequate notice to all members of meetings, and shall act in accordance therewith, except as otherwise provided herein or required by law.


                                ARTICLE V.

                                OFFICERS

    Section 5.1 Officers of the Corporation. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and, in addition, a Chairperson, Vice Chairperson and such Executive Vice-Presidents, Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

    Section 5.2 Election and Term. The officers of the Corporation shall be elected by the Board of Directors at its annual meeting following the annual meeting of shareholders, to serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election and until their successors are elected and qualified.

    Section 5.3 Compensation of Officers. The compensation of all officers of the Corporation shall be fixed by the Board of Directors and no officer shall serve the Corporation in any other capacity and receive compensation therefore unless such additional compensation is authorized by the Board of Directors.

    Section 5.4 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

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    Section 5.5  Bonds.  The Board of Directors may by resolution require an officer, agent, or employee of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his or her respective office or position, and comply with such other conditions as may from time to time be required by the Board of Directors.

    Section 5.6 Chairperson. The Chairperson shall have such specific powers and responsibilities as may be conferred upon him or her by the Board of Directors and shall report directly to the Board of Directors. He or she shall, when present, preside at meetings of the Board of Directors.

    Section 5.7 President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He or she shall, when present, preside at all meetings of shareholders. He or she shall sign, with the Secretary, and Assistant Secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general he or she shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time, and shall act for or on behalf of the Corporation in all matters in which action by the President as such is required by law.

    Section 5.8 Vice-Presidents. In the absence of the President or in the event of his or her death, inability or refusal to act, the Vice Presidents in the order of their length of service as Vice Presidents, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him or her by the President or Board of Directors.

    Section 5.9 Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders, of the Board of Directors and of all committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; (g) keep or cause to be kept a record of the Corporation's shareholders, giving the names and addresses of all shareholders and the number and class of the shares held

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by each, and prepare or cause to be prepared voting lists prior to each meeting of shareholders required by law; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

    Section 5.10 Assistant Secretaries. In the absence of the Secretary or in the event of his or her death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as may be assigned to them by the Secretary, by the President, or by the Board of Directors. Any Assistant Secretary may sign, with the President or a Vice-president, certificates for shares of the Corporation.

    Section 5.11 Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such depositories as shall be selected in accordance with the provisions of Section 4.4 of these By-Laws; (b) prepare, or cause to be prepared, a true statement of the Corporation's assets and liabilities as of the close of each fiscal year, all in reasonable detail; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors, or by these By-Laws.

    Section 5.12 Assistant Treasurers. In the absence of the Treasurer or in the event of his or her death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as Assistant Treasurer, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all restrictions upon the Treasurer. They shall perform such other duties as may be assigned to them by the Treasurer, by the President, or by the Board of Directors.

    Section 5.13 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.


                              ARTICLE VI.

                    CONTRACTS, LOANS, CHECKS AND DEPOSITS

    Section 6.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

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    Section 6.2  Loans.  No loans shall be contracted on behalf of the
Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors or an authorized committee of the Board of Directors. Such authority may be general or confined to specific instances.

    Section 6.3 Checks and Drafts. All checks, drafts or other orders for the payment of money, issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

    Section 6.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors may select.


                              ARTICLE VII.

               INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

    Section 7.1 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connect ion with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

    Section 7.2 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for

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negligence or misconduct in the performance of his or her duty to the
Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 7.3 To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 7.1 or 7.2, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. 7.1 or 7.2 may be made as ordered by a court or as authorized by the Corporation (i) in any specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 7.1 or 7.2 or (ii) in any other lawful manner. Such determination may be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

    Section 7.5 Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article VII.

    Section 7.6 The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    Section 7.7 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII.

    Section 7.8 The Board of Directors shall have the power to indemnify any person included within any category described in Sections 7.1 or 7.2 against any loss, liability or expense ( including attorneys' fees, fines, judgments and amounts paid in settlement) arising out of his or her service in any such category, unless such indemnity is prohibited by law applicable to the Corporation, and shall have such power regardless of whether such indemnity is authorized by Section 145 of the General Corporation Law.

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                               ARTICLE VIII.

               FORM OF CERTIFICATES FOR SHARES AND THEIR TRANSFER

    Section 8.1 Form and Execution of Certificates. The certificates of shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. Shares issued in certificate form shall be signed by the Chairman of the Board of directors, the President or a Vice-President and by the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer. Any or all of the signatures, including the signature of a transfer agent or registrar other than the Corporation, may be a facsimile. Each certificate of stock shall certify the number of shares owned by the shareholder on the Corporation. The name and address of the person to whom the shares represented thereby are issued, and the number and class of shares and the date of issue, shall be entered on the stock transfer books of the Corporation.

    Section 8.2 Uncertificated Book Entry Shares. The Board of Directors may provide by resolution that shares of some or all of any class or series of stock shall be issued and carried in uncertificated, book entry form pursuant to customary arrangements for issuing shares in such form. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.

    Section 8.3 Transfer of Shares. Shares shall be transferable only on the books of the Corporation by the holder thereof in person or by attorney upon presentation of proper evidence of succession, assignation or authority to transfer in accordance with customary procedures for transferring shares in uncertificated, book entry form or upon surrender of the outstanding certificate therefore.

    Section 8.4 Lost Certificate. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the certificate of stock to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors shall require that the owner of such lost or destroyed certificate, or his or her legal representative, give the Corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in the judgment of the directors the circumstances justify omission of the bond.

    Section 8.5 Record Date. The Board of Directors may fix a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of shareholders, nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the shareholders who are entitled: to notice of or to vote at any meeting of shareholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange or stock or with respect to any other lawful action. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day next preceding the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any

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

meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

    Section 8.6 Holder of Record. Except as required by the laws of Delaware, the Corporation may treat as absolute owner of shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate except that any person furnishing to the Corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of record of its shares.

    Section 8.7 Treasury Shares. Treasury shares of the Corporation shall consist of such shares as have been issued and thereafter acquired but not cancelled by the Corporation. Treasury shares shall not carry voting or dividend rights.


                             ARTICLE IX.

                         GENERAL PROVISIONS

    Section 9.1 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Certificate of Incorporation.

    Section 9.2 Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If an when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.

    Section 9.3 Waiver of Notice. Whenever any notice is required to be given to any shareholder or director by law, by the Certificate of Incorporation or by these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

    Section 9.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

    Section 9.5 Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other reports of the Corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

    Section 9.6 Amendments. Except as otherwise provided herein these By-Laws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.

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